UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2022

NETSTREIT Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

972-200-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 13, 2022, NETSTREIT Corp., a Maryland corporation (the “Company”), completed a public offering of 10,350,000 shares of its common stock, $0.01 per share (the “Common Stock”), including 1,350,000 shares sold pursuant to the Underwriters' option, at the public offering price of $22.25 per share of Common Stock, pursuant to an underwriting agreement, dated January 10, 2022 (the “Underwriting Agreement”), among (i) the Company, (ii) NETSTREIT, L.P., (ii) Bank of America, N.A. (“Bank of America”) and Wells Fargo Bank, National Association (“Wells Fargo”), in their capacity as forward purchasers, (iv) Bank of America and Wells Fargo, in their capacity as forward counterparties and (v) BofA Securities, Inc., Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as representatives of the of the several underwriters named therein (the “Underwriters”). The Company granted the Underwriters a 30-day option to purchase up to 1,350,000 additional shares of Common Stock on the same terms and conditions, which the Underwriters exercised in full on January 11, 2022. In connection with the offering, the Company entered into forward sale agreements (each a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”) with each of Bank of America and Wells Fargo, as forward counterparties. In connection with the Forward Sale Agreements, the forward purchasers or their affiliates borrowed from third parties and sold to the Underwriters 10,350,000 shares of Common Stock. The Common Stock described above was offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-259226), which became effective upon filing with the Securities and Exchange Commission on September 1, 2021.

The Company will not initially receive any proceeds from the sale of shares of its Common Stock by the forward purchasers. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares upon one or more forward settlement dates, which shall occur no later than January 10, 2023. The Company may also elect to cash settle or net share settle all or a portion of its obligations under a Forward Sale Agreement if it concludes it is in the Company’s best interest to do so. If the Company elects to cash settle a Forward Sale Agreement, it may not receive any proceeds and it may owe cash to the relevant forward counterparty in certain circumstances.

The foregoing description of the Forward Sale Agreements and the Underwriting Agreement are not complete and are qualified in their entirety by reference to the Forward Sale Agreements filed herewith as Exhibits 1.1, 1.2, 1.3 and 1.4 and the Underwriting Agreement filed herewith as Exhibit 1.5 to this Current Report on Form 8-K, and such exhibits are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Forward Sale Agreement, dated as of January 10, 2022, between the Company and Bank of America.
1.2	Forward Sale Agreement, dated as of January 10, 2022, between the Company and Wells Fargo.
1.3	Forward Sale Agreement, dated as of January 11, 2022, between the Company and Bank of America.
1.4	Forward Sale Agreement, dated as of January 11, 2022, between the Company and Wells Fargo.
1.5	Underwriting Agreement, dated January 10, 2022, by and among the Company, NETSTREIT, L.P., Bank of America and Wells Fargo, in their capacity as forward purchasers, Bank of America and Wells Fargo, in their capacity as forward counterparties and BofA Securities, Inc., Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as representatives of the of the several underwriters named therein.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

January 13, 2022	/s/ ANDREW BLOCHER
Date	Andrew Blocher
Chief Financial Officer, Treasurer and Secretary